ARTICLES OF RESTATEMENT

OF

T. ROWE PRICE INTERNATIONAL FUNDS, INC.

August 6, 2001

ARTICLES OF RESTATEMENT

OF

T. ROWE PRICE INTERNATIONAL FUNDS, INC.

T. ROWE PRICE INTERNATIONAL FUNDS, INC., a Maryland corporation (the "Corporation") having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland (the "SDAT") that:

FIRST:  The Corporation desires to and does hereby restate its Charter as currently in effect. The Charter as currently in effect is found in the following Charter documents filed with the SDAT:

(1)Articles Supplementary as filed with the SDAT on June 25, 2001 (reclassifying shares of stock previously designated to the T. Rowe Price Global Bond Fund into undesignated shares of the Corporation);

(2)Articles Supplementary as filed with the SDAT on April 28, 2000 (establishing T. Rowe Price Emerging Europe & Mediterranean Fund);

(3)Articles Supplementary as filed with the SDAT on March 24, 2000 (establishing Advisor class for T. Rowe Price International Stock Fund and T. Rowe Price
International Bond Fund);

(4)Articles Supplementary as filed with the SDAT on December 1, 1998 (establishing T. Rowe Price International Growth & Income Fund);

(5)Articles of Amendment as filed with the SDAT on April 30, 1998 (changing the name of the T. Rowe Price Global Government Bond Fund to T. Rowe Price Global Bond Fund);

(6)Articles Supplementary as filed with the SDAT on March 31, 1997 (reclassifying shares of stock previously designated to the T. Rowe Price Short-Term Global Income Fund into undesignated shares of the Corporation);

(7)Articles of Amendment as filed with the SDAT on November 4, 1996 (as corrected by Certificate of Correction as filed with the SDAT on November 6, 1996) (reclassifying shares of stock of T. Rowe Price Short-Term Global Income Fund into a number of shares of T. Rowe Price Global Government Bond Fund);

(8)Articles Supplementary as filed with the SDAT on October 11, 1995 (establishing

T. Rowe Price Global Stock Fund);

(9)Articles Supplementary as filed with the SDAT on January 26, 1995 (establishing
T. Rowe Price Emerging Markets Stock Fund);

(10)Articles Supplementary as filed with the SDAT on November 3, 1994 (establishing T. Rowe Price Emerging Markets Bond Fund);

(11)Articles of Amendment as filed with the SDAT on June 7, 1994 (amending Article SEVENTH of the Charter);

(12)Articles Supplementary as filed with the SDAT on February 18, 1994 (increasing authorized capital stock of the Corporation);

(13)Articles Supplementary as filed with the SDAT on November 4, 1993 (establishing T. Rowe Price Latin America Fund);

(14)Articles of Transfer of the Over-the-Counter Securities Group, Inc. (Transferor) and T. Rowe Price International Funds, Inc. (Transferee), as filed with the SDAT on
September 2, 1992;

(15)Articles Supplementary as filed with the SDAT on May 6, 1992 (establishing
T. Rowe Price Short-Term Global Income Fund);

(16)Articles Supplementary as filed with the SDAT on October 18, 1991 (establishing the T. Rowe Price Japan Fund);

(17)Articles of Amendment as filed with the SDAT on May 1, 1991 (amending Article SEVENTH of Charter);

(18)Articles Supplementary as filed with the SDAT on March 4, 1991 (establishing the T. Rowe Price International Stock Fund, T. Rowe Price European Stock Fund, T. Rowe Price New Asia Fund, T. Rowe Price International Discovery Fund and T. Rowe Price International Bond Fund); and

(19)Articles of Amendment and Restatement as filed with the SDAT on February 16, 1990 (as corrected by Certificate of Correction as filed with the SDAT on May 1, 1991).

SECOND:  The Charter of the Corporation as restated in its entirety is as follows:

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FIRST:The undersigned, Henry H. Hopkins and Patricia B. Lippert, each of whose post office address is 100 East Pratt Street, Baltimore, Maryland 21202, do hereby file the Charter of said corporation as set forth below.

SECOND:The name of the Corporation is:

T. ROWE PRICE INTERNATIONAL FUNDS, INC.

THIRD:The purposes for which the Corporation is formed are as follows:

(A)To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations.

(B)In general, to carry on any other business in connection with or incidental to the foregoing purpose, to have and exercise all the powers conferred upon corporations by the laws of the State of Maryland as in force from time to time, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power not inconsistent with Maryland law, either alone or in association with others, and to take any action incidental or appurtenant to or growing out of or connected with the Corporation`s business or purposes, objects, or powers.

The Corporation shall have the power to conduct and carry on its business, or any part thereof, and to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Maryland, in any other states, territories, districts, colonies, and dependencies of the United States, and in any or all foreign countries.

The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Corporation.

FOURTH:The post office address of the principal office of the Corporation in the State of Maryland is:

100 East Pratt Street

Baltimore, Maryland 21202

The name and post office address of the resident agent of the Corporation in the State of Maryland is:

Henry H. Hopkins

100 East Pratt Street

Baltimore, Maryland 21202

Said resident agent is a citizen of the State of Maryland, and actually resides therein.

FIFTH:Capital Stock.

(A)General. The total number of shares of stock which the Corporation from time to time shall have authority to issue is Two Billion (2,000,000,000) shares, par value One Cent ($0.01) per share, amounting to an aggregate par value of Twenty Million Dollars ($20,000,000) and is duly divided and classified into the following series of Common Stock on the dates indicated in the parentheses following the names of the respective series: International Stock Fund (January 17, 1990), International Bond Fund (January 17, 1990), International Discovery Fund (January 17, 1990), European Stock Fund (January 17, 1990), New Asia Fund (July 18, 1990), Japan Fund (October 18, 1991), Latin America Fund (November 4, 1993), Emerging Markets Bond Fund (November 2, 1994), Emerging Markets Stock Fund (January 25, 1995), Global Stock Fund (October 11, 1995), International Growth & Income Fund (December 1, 1998), International Stock Fund — Advisor class (March 31, 2000), International Bond Fund — Advisor class (March 31, 2000), and Emerging Europe & Mediterranean Fund (April 28, 2000). Each such series and/or class shall consist, until further changed, of the lesser of (x) 2,000,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of any series and/or class currently or hereafter classified less the total number of shares then issued and outstanding in all of such series and/or class. All shares of each series have the powers, preferences, other special rights, qualifications, restrictions, and limitations set forth in the Charter. All such shares are subject, however, to the authority hereinafter granted to the Board of Directors to classify or reclassify any such shares, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any series that the Corporation has authority to issue, and to authorize that all such shares of stock be issued as shares of one or more series as the Board of Directors may determine. The International Stock Fund — Advisor class and the International Bond Fund — Advisor class shall represent the same interest in the Corporation and have identical voting, dividend, liquidation, and other rights with the Common Stock of the Corporation; provided, however, that notwithstanding anything in the Charter of the Corporation to the contrary:2

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2.This section has been revised to reflect action taken by the Corporation, and reflected in the subsequent articles supplementary (i) increasing the authorized shares of stock of the Corporation from 1,000,000,000 shares to 2,000,000,000 shares, par value $0.01 per share; (ii) establishing each series of shares of Common Stock of the Corporation; and
(iii) deleting language relating to the T. Rowe Price Global Bond Fund and T. Rowe Price Short-Term Global Income Fund, the shares of which were reclassified as undesignated shares of the Corporation.

(i)Expenses uniquely related to the International Stock Fund — Advisor class and the International Bond Fund — Advisor class (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) shall be borne by that Class, and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of that Class, all as the Board of Directors may determine by resolution from time to time, and shall be described in the prospectus or statement of additional information for such Class as and to the extent required by the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(ii)As to any matter with respect to which a separate vote of any Class is required by the Investment Company Act (including, without limitation, approval of any plan, agreement or other arrangement referred to in subsection (i) above), such requirement as to a separate vote by that Class shall apply in lieu of any voting requirements established by the Maryland General Corporation Law. As to any matter which does not affect the interest of the International Stock Fund and the International Bond Fund, only the holders of shares of the affected Class or Classes shall be entitled to vote.

(B)Creation of Series. The balance of shares of stock now or hereafter authorized but unissued may be issued as Common Stock or in one or more new series or one or more new classes, each consisting of such number of shares and having such designations, powers, preferences, rights, qualifications, limitations and restrictions as shall be fixed and determined from time to time by resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors, to whom authority so to fix and determine the same is hereby expressly granted.

(C)Dividends and Distributions. Without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to Common Stock and any series or class that may hereafter be created shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from series to series or class to class to such extent and for such purposes as the Board of Directors may deem appropriate, including, but not limited to, the purpose of complying with requirements of regulatory or legislative authorities.

(D)Classification. The Board of Directors is hereby expressly granted authority to (1) classify or reclassify any unissued stock (whether now or hereafter authorized) from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock and (2) pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any series or class, but the number of shares of any series or class shall not be decreased by the Board of Directors below the number of shares then authorized, provided however, that nothing herein shall prohibit the Board of Directors from increasing or decreasing the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

(E)Provisions for Series. In addition to other provisions of these Articles, the following provisions are applicable regarding any series of shares of stock of the Corporation established and designated by paragraph (A) of this Article FIFTH and shall be applicable if the Board of Directors shall establish and designate additional series as provided in that paragraph:

(i)Classification. The Board of Directors may classify or reclassify any unissued shares or any shares previously issued and reacquired of any series into one or more series that may be established and designated from time to time. The Corporation may hold as treasury shares (of the same or some other series), reissue for such consideration not less than the greater of the par value and the net asset value per share (as described in paragraph (C)(iv) of Article SEVENTH hereof) and on such terms as they may determine, or cancel any shares of any series reacquired by the Corporation from time to time.

(ii)Assets Belonging to Series. All consideration received by the Corporation for the issue or sale of shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular series, the Board of Directors shall allocate them among any one or more of the series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Board of Directors shall be conclusive and binding upon the shareholders of all series for all purposes.

(iii)Liabilities Belonging to Series. The assets belonging to each particular series shall be charged with the liabilities of the Corporation in respect of that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges and reserves of the Corporation that are not readily identifiable as belonging to any particular series shall be allocated, and charged by the Board of Directors to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Board of Directors, in their sole discretion, deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Directors shall be conclusive and binding upon the holders of all series for all purposes.

(iv)Dividends and Distributions. The power of the Corporation to pay dividends and make distributions shall be governed by paragraph (C) of this Article FIFTH with respect to any one or more series which represents the interests in separately managed components of the Corporation`s assets. Dividends and distributions on shares of a particular series may be paid with such frequency as the Board of Directors may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, to the holders of shares of that series, from such of the income and capital gains, accrued or realized, attributable to the assets belonging to that series, as the Board of Directors may determine, after providing for actual and accrued liabilities belonging to that series. All dividends and distributions on shares of a particular series shall be distributed pro rata to the holders of that series in proportion to the number of shares of that series held by such holders at the date and time of record established for the payment of such dividends or distributions.

(v)Equality. Subject to the provisions of this Article FIFTH, all shares of all series shall have identical rights and privileges, except insofar as variations thereof among series shall have been determined and fixed by the Board of Directors. Each share of any series shall represent an equal proportionate share in the assets of that series with each other share of that series. The Board of Directors may divide or combine the shares of any series into a greater or lesser number of shares of the series without thereby changing the proportionate interests of the holders of such shares in the assets of that series.

(vi)Conversion or Exchange Rights. Subject to the compliance with the requirements of the Investment Company Act of 1940, the Board of Directors shall have the authority to provide that the holders of shares of any series shall have the right to convert or exchange said shares for or into shares of one or more other series in accordance with such requirements and procedures as may be established by the Board of Directors.

(vii)Liquidation. In the event of the liquidation of a particular series, the shareholders of the series that has been established and designated and that is being liquidated shall be entitled to receive, when and as declared by the Board of Directors, the excess of the assets belonging to that series over the liabilities belonging to that series. The holders of shares of any series shall not be entitled thereby to any distribution upon liquidation of any other series. The assets that may be distributed to the shareholders of any series shall be distributed among such shareholders in proportion to the number of shares of that series held by each such shareholder and recorded on the books of the Corporation. The liquidation of any particular series in which there are shares then outstanding may be authorized by an instrument in writing, without a meeting, signed by a majority of the Directors then in office, subject to the affirmative vote of "a majority of the outstanding voting securities" of that series, as the quoted phrase is defined in the Investment Company Act of 1940.

(viii)Voting. Each share of each series shall have equal voting rights with every other share of every other series, and all shares of all series shall vote as a single group except where a separate vote of any class or series is required by the Investment Company Act of 1940, the laws of the State of Maryland, the Charter, the By-Laws of the Corporation, or as the Board of Directors may determine in its sole discretion. Where a separate vote is required with respect to one or more classes or series, then the shares of all other classes or series shall vote as a single class or series, provided that, as to any matter which does not affect the interest of a particular class or series, only the holders of shares of the one or more affected classes or series shall be entitled to vote.

SIXTH:Number of Directors. The number of directors of the Corporation shall be three (3), or such other number as may from time to time be fixed by the By-Laws of the Corporation, or pursuant to authorization contained in such By-Laws, but the number of directors shall never be less than (i) three (3) or (ii) the number of shareholders of the Corporation, whichever is less. There are currently five (5) directors in office whose names are as follows: Anthony W. Deering, Donald W. Dick, Jr., M. David Testa, Martin G. Wade and Paul M. Wythes.

SEVENTH:Regulation of the Powers of the Corporation and Its Directors and Shareholders.

(A)Issue of the Corporation`s Shares.

(i)General. All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute, by the Charter or the By-Laws of the Corporation) shall be vested in and exercised by the Board of Directors. The Board of Directors shall have the power to determine or cause to be determined the nature, quality, character and composition of the portfolio of securities and investments of the Corporation or any series thereof, but the foregoing shall not limit the ability of the Board of Directors to delegate such power to a Committee of the Board of Directors or to an officer of the Corporation, or to enter into an investment advisory or management contract as described in paragraph (E)(vi) of this Article SEVENTH. The Board of Directors may from time to time issue and sell or cause to be issued and sold any of the Corporation`s authorized shares, including any additional shares which it hereafter authorizes and any shares redeemed or repurchased by the Corporation, except that only shares previously contracted to be sold may be issued during any period when the determination of net asset value is suspended pursuant to the provisions of paragraph (C)(iii) of this Article SEVENTH. All such authorized shares, when issued in accordance with the terms of this paragraph (A) shall be fully paid and nonassessable. No holder of any shares of the Corporation shall be entitled, by reason of holding or owning such shares, to any prior, preemptive or other right to subscribe to, purchase or otherwise acquire any additional shares of the Corporation subsequently issued for cash or other consideration or by way of a dividend or otherwise; and any or all of such shares of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms as the Board of Directors in its discretion may determine, without first offering the same, or any portion thereof, to any said holder. Voting power in the election of directors and for all other purposes shall be vested exclusively in the holders of the Corporation`s authorized and issued shares.

(ii)Price. No shares of the Corporation shall be issued or sold by the Corporation, except as a stock dividend distributed to shareholders, for less than an amount which would result in proceeds to the Corporation, before taxes payable by the Corporation in connection with such transaction, of at least the net asset value per share determined as set forth in paragraph (C) of this Article SEVENTH as of such time as the Board of Directors shall have by resolution theretofore prescribed. In the absence of a resolution of the Board of Directors applicable to the transaction, such net asset value shall be that next determined after receipt of an unconditional purchase order.

(iii)On Merger or Consolidation. The Board of Directors, in its sole discretion, may permit shares of the Corporation to be issued for stock or assets of any kind. In this regard, in connection with the acquisition of any assets or stock of another person (as such term is defined in Section 2(a)(28) of the Investment Company Act of 1940), the Board of Directors may issue or cause to be issued shares of the Corporation and accept in payment therefor, in lieu of cash, such assets at their market value, or such stock at the market value of the assets held by such person, either with or without adjustment for contingent costs or liabilities, provided that the funds of the Corporation are permitted by law to be invested in such assets or stock.

(iv)Fractional Shares. The Board of Directors may issue and sell fractions of shares having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends.

(B)Redemption and Repurchase of the Corporation`s Shares.

(i)Redemption of Shares. The Corporation shall redeem its shares, subject to the conditions and at the price determined as hereinafter set forth, upon proper application of the record holder thereof at such office or agency as may be designated from time to time for that purpose by the Board of Directors. Any such application must be accompanied by the certificate or certificates, if any, evidencing such shares, duly endorsed or accompanied by a proper instrument of transfer. The Board of Directors shall have power to determine or to delegate to the proper officers of the Corporation the power to determine from time to time the form and the other accompanying documents which shall be necessary to constitute a proper application for redemption.

(ii)Price. Except as provided in paragraph (B), clause (vii) of this Article
SEVENTH, such shares shall be redeemed at their net asset value determined as set forth in paragraph (C) of this Article SEVENTH as of such time as the Board of Directors shall have theretofore prescribed by resolution. In the absence of such resolution, the redemption price of shares deposited shall be the net asset value of such shares next determined as set forth in paragraph (C) of this Article SEVENTH after receipt of such application.

(iii)Payment. Payment for such shares shall be made to the shareholder of record within seven (7) days after the date upon which proper application is received, subject to the provisions of paragraph (B)(iv) of this Article SEVENTH. Such payment shall be made in cash or other assets of the Corporation or both, as the Board of Directors shall prescribe.

(iv)Effect of Suspension of Determination of Net Asset Value. Except as provided in paragraph (B)(vii) of this Article SEVENTH, if, pursuant to paragraph (C)(iii) of this Article SEVENTH, the Board of Directors shall declare a suspension of the determination of net asset value, the rights of shareholders (including those who shall have applied for redemption pursuant to paragraph (B)(i) of this Article SEVENTH but who shall not yet have received payment) to have shares redeemed and paid for by the Corporation shall be suspended until the termination of such suspension is declared. Any record holder whose redemption right is so suspended may, during the period of such suspension, by appropriate written notice of revocation to the office or agency where application was made, revoke his application and withdraw any share certificates which accompanied such application. The redemption price of shares for which redemption applications have not been revoked shall be the net asset value of such shares next determined as set forth in paragraph (C) of this Article SEVENTH after the termination of such suspension, and payment shall be made within seven (7) days after the date upon which the proper application was made plus the period after such application during which the determination of net asset value was suspended.

(v)Repurchase by Agreement. The Corporation may repurchase shares of the Corporation directly, or through its principal underwriter or other agent designated for the purpose, by agreement with the owner thereof, at a price not exceeding the net asset value per share determined as of the time when the purchase or contract of purchase is made or the net asset value as of any time which may be later determined pursuant to paragraph (C) of this Article SEVENTH, provided payment is not made for the shares prior to the time as of which such net asset value is determined.

(vi)Corporation`s Option to Redeem Shares.

(a)Small Account. The Corporation shall have the right at any time and without prior notice to the shareholder to redeem for their then-current net asset value per share all shares that are held by a shareholder whose shares of the Corporation or of any and all series have an aggregate net asset value of less than $10,000, or such other amount as the Board of Directors may from time to time determine.

(b)Reimbursement. The Corporation shall have the right at any time and without prior notice to the shareholder to redeem shares in any account, including any account of any series, for their then-current net asset value per share if and to the extent it shall be necessary to reimburse the Corporation or its principal underwriter or distributor for any loss sustained by the Corporation by reason of the failure of the shareholder in whose name such account is registered to make full payment for shares of the Corporation, or of any series thereof, purchased by such shareholder.

(c)Personal Holding Company. The Corporation shall have the right at any time and without prior notice to the shareholder to redeem shares in any account for their then-current net asset value per share if such redemption is, in the opinion of the Board of Directors, desirable in order to avoid the Corporation being taxed as a "personal holding company" within the meaning of the Internal Revenue Code of 1986, as amended.

(d)Notice. The right of redemption provided by each of the foregoing subsections of this paragraph (B)(vi) of this Article SEVENTH shall be subject to such terms and conditions as the Board of Directors may from time to time approve, and subject to the Corporation`s giving general notice of its intention to avail itself of such right, either by publication in the Corporation`s prospectus or by such means as the Board of Directors shall determine.

(vii)Certain Provisions for Specific Series.

(a)Price for Certain Series. Shares of the New Asia Fund and the International Discovery Fund shall be redeemed at their net asset value determined as set forth in paragraph (C) of this Article SEVENTH as of such time as the Board of Directors shall have theretofore prescribed by resolution less such amounts not in excess of 2% of the net asset value of the shares redeemed, if any, as the Board of Directors shall from time to time determine to be appropriate in order to reduce the effect of disruptive redemption activity on the remaining shareholders of the fund and the management of its investment portfolio. All such amounts deducted shall be retained by the fund. In the absence of a resolution to the contrary, the redemption price of shares deposited shall be calculated using the net asset value of such shares next determined as set forth in paragraph (C) of this Article SEVENTH after receipt of such application.

(b)Effect of Suspension of Determination of Net Asset Value. In the case of the New Asia Fund and the International Discovery Fund, if, pursuant to para graph (C)(iii) of this Article SEVENTH, the Board of Directors shall declare a suspension of the determination of net asset value, the rights of shareholders (including those who shall have applied for redemption pursuant to paragraph (B)(i) of this Article SEVENTH but who shall not yet have received payment) to have shares redeemed and paid for by the Corporation shall be suspended until the termination of such suspension is declared. Any record holder whose redemption right is so suspended may, during the period of such suspension, by appropriate written notice of revocation to the office or agency where application was made, revoke his application and withdraw any share certificates which accompanied such application. The redemption price of shares for which redemption applications have not been revoked shall be the net asset value of such shares next determined as set forth in paragraph (C) of this Article SEVENTH after the termination of such suspension, less such amounts not in excess of 2% of the net asset value of the shares redeemed, if any, as the Board of Directors shall from time to time determine to be appropriate in order to reduce the effect of disruptive redemption activity on the remaining shareholders of the fund and the management of its investment portfolio. All such amounts deducted shall be retained by the fund. Payment of the redemption price for such redemptions shall be made within seven (7) days after the date upon which the proper application was made plus the period after such application during which the determination of net asset value was suspended.

(C)Net Asset Value of Shares.

(i)By Whom Determined. The Board of Directors shall have the power and duty to determine from time to time the net asset value per share of the outstanding shares of the Corporation and of any such series of the Corporation. It may delegate such power and duty to one or more of the directors and officers of the Corporation, to the custodian or depository of the Corporation`s assets, or to another agent of the Corporation appointed for such purpose. Any determination made pursuant to this section by the Board of Directors, or its delegate, shall be binding on all parties concerned.

(ii)When Determined. The net asset value shall be determined at such times as the Board of Directors shall prescribe by resolution, provided that such net asset value shall be determined at least once each week as of the close of business on a business day. In the absence of a resolution of the Board of Directors, the net asset value shall be determined as of the close of trading on the New York Stock Exchange on each business day.

(iii)Suspension of Determination of Net Asset Value. The Board of Directors may declare a suspension of the determination of net asset value for the whole or any part of any period (a) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, (b) during which trading on the New York Stock Exchange is restricted, (c) during which an emergency exists as a result of which disposal by the Corporation of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Corporation fairly to determine the value of its net assets, or (d) during which a governmental body having jurisdiction over the Corporation may by order permit for the protection of the security holders of the Corporation. Such suspension shall take effect at such time as the Board of Directors shall specify, which shall not be later than the close of business on the business day next following the declaration, and thereafter there shall be no determination of net asset value until the Board of Directors shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which (1) the condition giving rise to the suspension shall have ceased to exist and (2) no other condition exists under which suspension is authorized under this paragraph (C)(iii) of Article SEVENTH. Each declaration by the Board of Directors pursuant to this paragraph (C)(iii) of Article SEVENTH shall be consistent with such official rules and regulations, if any, relating to the subject matter thereof as shall have been promulgated by the Securities and Exchange Commission or any other governmental body having jurisdiction over the Corporation and as shall be in effect at the time. To the extent not inconsistent with such official rules and regulations, the determination of the Board of Directors shall be conclusive.

(iv)Computation of Net Asset Value.

(a)Net Asset Value Per Share. The net asset value of each share of the Corporation (or, where applicable, of any series thereof) as of any particular time shall be the quotient obtained by dividing the value of the net assets of the Corporation (or, where applicable, such series) by the total number of shares of the Corporation (or, where applicable, such series) outstanding. Notwithstanding the above, the Board of Directors may determine to maintain the net asset value per share of any class or series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the Investment Company Act of 1940 for the continuing declarations of income attributable to that class or series as dividends payable in additional shares of that class or series at the designated con stant dollar amount and for the handling of any losses attributable to that class or series. Such procedures may provide that in the event of any loss, each shareholder shall be deemed to have contributed to the capital of the Corporation attributable to that class or series his pro rata portion of the total number of shares required to be cancelled in order to permit the net asset value per share of that class or series to be maintained, after reflecting such loss, at the designated constant dollar amount. Each shareholder of the Corporation shall be deemed to have agreed, by his investment in any class or series with respect to which the Board of Directors shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

(b)Net Asset Value of Corporation or Series. The value of the net assets of the Corporation (or of any series thereof) as of any particular time shall be the value of the assets of the Corporation (or of any such series) less its liabilities, determined and computed as prescribed by the Board of Directors.

(D)Compliance With Investment Company Act of 1940.

Notwithstanding any of the foregoing provisions of this Article SEVENTH, the Board of Directors may prescribe, in its absolute discretion, such other bases and times for determining the per share net asset value of the shares of the Corporation (or any series thereof) as it shall deem necessary or desirable to enable the Corporation to comply with any provision of the Investment Company Act of 1940, or any rule or regulation thereunder, including any rule or regulation adopted pursuant to Section 22 of the Investment Company Act of 1940 by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934, all as in effect now or as hereafter amended or added.

(E)Miscellaneous.

(i)Compensation of Directors. The Board of Directors shall have power from time to time to authorize payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors and of committees.

(ii)Inspection of Corporation`s Books. The Board of Directors shall have power from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Corporation

(other than the stock ledger) or any of them shall be open to the inspection of shareholders; and no shareholder shall have any right of inspecting any account, book or document of the Corporation except as at the time and to the extent required by applicable law, unless authorized by a resolution of the shareholders or the Board of Directors.

(iii)Name. The Corporation acknowledges that it is adopting its corporate name through permission of T. Rowe Price Associates, Inc., a Maryland corporation, and agrees that T. Rowe Price Associates, Inc. reserves to itself and any successor to its business the right to grant the nonexclusive right to use the name "T. Rowe Price" or any similar name to any other corporation or entity, including, but not limited to, any other corporation or entity including, but not limited to, any investment company of which T. Rowe Price Associates, Inc. or any subsidiary or affiliate thereof or any successor to the business of any thereof shall be the investment adviser.

(iv)Reservation of Right to Amend. The Corporation reserves the right to make any amendment of its Charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Charter, of any outstanding stock, and all rights herein conferred upon shareholders are granted subject to such reservation. The Board of Directors shall have the power to adopt, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws otherwise provide, or as otherwise provided by applicable law.

(v)Determination of Net Profits, Dividends, Etc. The Board of Directors is expressly authorized to determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus, or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation or any series thereof for any purpose, whether annual or any other period, including daily; to set apart out of any funds of the Corporation or any series thereof such reserves for such purposes as it shall determine and to abolish the same; to declare and pay dividends and distributions in cash, securities, or other property from surplus or any funds legally available therefor, in such amounts and at such intervals (which may be as frequently as daily) or on such other periodic basis, as it shall determine; to declare such dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of the declaration thereof; and to provide for the payment of declared dividends on a date earlier than the specified payment date in the case of shareholders of the Corporation redeeming their entire ownership of shares of the Corporation.

The Corporation intends to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, or any successor or comparable statute thereto, and regulations promulgated thereunder. Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability of the Corporation for federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Corporation for such tax.

(vi)Contracts. The Board of Directors may in its discretion from time to time enter into an exclusive or nonexclusive underwriting contract or contracts providing for the sale of the shares of Common Stock of the Corporation to net the Corporation not less than the amount provided for in paragraph (A)(ii) of this Article SEVENTH, whereby the Corporation may either agree to sell the shares to the other party to the contract or appoint such other party its sales agent for such shares (such other party being herein sometimes called the "underwriter"), and in either case, on such terms and conditions as may be prescribed in the By-Laws, if any, and such further terms and conditions as the Board of Directors may in its discretion determine not inconsistent with the provisions of this Article SEVENTH or of the By-Laws; and such contract may also provide for the repurchase of shares of the Corporation by such other party as agent of the Corporation.

The Board of Directors may in its discretion from time to time enter into an investment advisory or management contract whereby the other party to such contract shall undertake to furnish to the Corporation or any series thereof such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Board of Directors may in its discretion determine.

Any contract of the character described in the paragraphs above or for services as custodian, transfer agent, or disbursing agent or related services may be entered into with any corporation, firm, trust, or association, although one or more of the directors or officers of the Corporation may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Corporation under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, except as otherwise provided by applicable law. The same person (including a firm, corporation, trust, or association) may be the other party to contracts entered into pursuant to the above paragraphs, and any individuals may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this paragraph.

Any contract entered into pursuant to the first two paragraphs of this paragraph (E)(vi) of this Article SEVENTH shall be consistent with and subject to the requirements of Section 15 of the Investment Company Act of 1940 (including any amendment thereof or other applicable Act of Congress hereafter enacted) with respect to its continuance in effect, its termination and the method of authorization and approval of such contract of renewal thereof.

(vii)Shareholder Voting. On each matter submitted to a vote of the shareholders, each holder of a share shall be entitled to one vote for each whole share and to a proportionate fractional vote for each fractional share standing in his name on the books of the Corporation, except as otherwise provided in paragraph (E)(viii) of Article FIFTH. Notwithstanding any provision of the laws of the State of Maryland requiring a greater proportion than a majority of the votes of all classes or series or of any class or series of stock entitled to be cast, to take or authorize any action, such action may, subject to other applicable provisions of law, the Charter and the By-Laws of the Corporation, be taken or authorized upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon.

EIGHTH: References in the Charter to the Investment Company Act of 1940 shall mean the published statute, the rules thereunder, and, where applicable, published cases and interpretative letters of the Securities and Exchange Commission.

*   *   *   *   *   *

THIRD:The Board of Directors of the Corporation at a meeting or by a unanimous consent in writing in lieu of a meeting under xa4 2-408 of the Maryland General Corporation Law adopted a resolution that set forth and approved the foregoing restatement of the Charter.

[Signatures on following page]

IN WITNESS WHEREOF, T. Rowe Price International Funds, Inc. has caused these presents to be signed in its name and on its behalf by one of its Vice Presidents and attested by its Secretary.

ATTEST:T. ROWE PRICE INTERNATIONAL FUNDS, INC.

________________________________By:___________________________

Patricia B. Lippert, Henry H. Hopkins,

SecretaryVice President

THE UNDERSIGNED, Vice President of the T. Rowe Price International Funds, Inc., who executed on behalf of the Corporation the foregoing Articles of Restatement to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information, and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

________________________________

Henry H. Hopkins, Vice President